EXHIBIT 10.13
CHARDAN 2008 CHINA ACQUISITION CORP.

_____ __, 2008

Chardan Capital LLC
Suite 18E, Tower A
Oriental Kenzo Plaza
48 Dongzhimenwai Street
Beijing, 100027, China

To Whom It May Concern:

This letter will confirm our agreement that commencing on the effective date (the “Effective Date”) of the registration statement of the initial public offering (the “IPO”) of the securities of Chardan 2008 China Acquisition Corp. (the “Company”) and continuing until the consummation by the Company of a “Business Combination” (as described in the prospectus), Chardan Capital, LLC (“You”) shall make available to the Company certain technology and administrative and secretarial services, as well as the use of certain limited office space, including a conference room, in Beijng as may be required by the Company from time to time. In exchange therefor, the Company shall pay to You the sum of $7,500 per month (the “Fee”) on the Effective Date and continuing monthly thereafter until the earliest to occur of: (i) the consummation of a Business Combination, (ii) 30 months from the Effective Date (or 36 months if the period to consummate a Business Combination is extended by the Company’s shareholders), or (iii) the date on which the Company ceases its corporate existence in accordance with the terms of its amended and restated memorandum and articles of association.

This Agreement may be signed in counterpart.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

CHARDAN 2008 CHINA ACQUISITION CORP.

By:
Name: Kerry Propper
Title: Chief Executive Officer & Director

Agreed to and Accepted by:
CHARDAN CAPITAL LLC

By:
Name:
Title